Exhibit 99.3

Project Palette: Announcement Press Release

Physicians Formula Holdings, Inc. to Be Acquired by Markwins International Corporation for $4.90 Per Share

AZUSA, Calif. and City of Industry, Calif., September 27, 2012 (GLOBE NEWSWIRE) -- Physicians Formula Holdings, Inc. (Nasdaq:FACE) (“Physicians Formula” or the “Company”) and Markwins International Corporation (“Markwins”) announced today they have entered into a definitive merger agreement under which Markwins will acquire all of the outstanding shares of common stock of Physicians Formula for $4.90 per share in cash, or approximately $74.9 million.  The per share price represents a premium of approximately 33% to Physicians Formula’s closing stock price on August 14, 2012 (the trading day prior to the announcement that Physicians Formula entered into a merger agreement with affiliates of Swander Pace Capital) and a premium of approximately 40% to Physicians Formula’s one-month volume-weighted average price as of that same date.

Physicians Formula also announced that, immediately prior to entering into the merger agreement with Markwins, Physicians Formula terminated its previously announced merger agreement with affiliates of Swander Pace Capital—Physicians Formula Superior Holdings, LLC and Physicians Formula Merger Sub, Inc.  In accordance with the terms of that previous merger agreement, Physicians Formula is required to pay a termination fee of $1,285,000 to the affiliates of Swander Pace Capital.

The Physicians Formula’s Board of Directors, acting upon the unanimous recommendation of its Special Committee composed solely of independent directors, unanimously approved the merger agreement with Markwins and resolved to recommend that the stockholders of Physicians Formula vote to adopt that agreement.

Upon the closing of the merger, Physicians Formula will be owned by Markwins and the employees of Physicians Formula will become employees of Markwins.  At this time, the employees of Physicians Formula will continue to be located at the company’s existing facilities in Azusa, CA.

“Our Board of Directors, following a thorough analysis by its Special Committee, has unanimously determined that the proposed merger with Markwins offers the best value for our stockholders,” said Ingrid Jackel, Physicians Formula Chairwoman and CEO.  “We are pleased that Markwins has agreed to purchase our company. Markwins and Physicians Formula sell non-competing brands in similar channels. Combining the resources and experience of both companies will strengthen the combined portfolio of brands.”

“Following receipt of Markwins’ acquisition proposal, the Special Committee oversaw negotiations with Markwins that resulted in an increase in the aggregate merger consideration to stockholders of approximately $10 million, or a 15% increase to the Swander Pace offer.  We believe this all cash sale of Physicians Formula to Markwins is in the best interests of the stockholders of Physicians Formula,” said Thomas Lynch, Chairman of the Special Committee.

“The acquisition of Physicians Formula fulfills a strategic Markwins objective to expand and diversify our already robust brand portfolio. We believe this is a synergistic acquisition that creates an immediate opportunity to broaden our consumer base and enrich our retail partnerships,” said Markwins CEO Eric Chen.  “Physicians Formula is widely recognized for its innovative beauty solutions and loyal customer base which makes it a natural complement to the ideology of all Markwins brands. Markwins believes this purchase reflects fair value to current shareholders, while delivering on the company’s expectations of high-growth and continued global expansion.”

The proposed merger with Markwins, which is subject to various closing conditions including receipt of Physicians Formula stockholder approval, is expected to close later this year. This approval will be sought at a special meeting of stockholders. In connection with the merger, certain stockholders of Physicians Formula who collectively own approximately 22% of the outstanding shares of its common stock have entered into voting agreements pursuant to which they have agreed to, among other things, vote their shares for the adoption of the Markwins merger agreement, subject to certain exceptions.

Blackstone Advisory Partners L.P. is serving as exclusive financial advisor to the Special Committee of the Board of Directors of Physicians Formula, and has delivered a fairness opinion in connection with this transaction.  Sheppard Mullin Richter & Hampton LLP is serving as legal advisor to Physicians Formula in connection with the transaction. The Spartan Group LLC and Buchalter Nemer, a professional corporation, are serving as financial and legal advisor, respectively, to Markwins in connection with the transaction.

About Physicians Formula Holdings, Inc.

Physicians Formula is an innovative cosmetics and skin care company operating in the mass market prestige, or “masstige,” market. Under its Physicians Formula brand name, created in 1937, the Company develops, markets and distributes innovative, premium-priced products for the mass market channel. Physicians Formula differentiates itself by addressing skin imperfections through a problem-solving approach, rather than focusing on changing fashion trends. Currently, Physicians Formula products are sold in over 25,000 stores including those operated by Wal-Mart, Target, CVS and Rite Aid.

About Markwins International Corporation

Based in City of Industry, California, Markwins International Corporation is a global leader in color cosmetics, cosmetic accessories and beauty collections. Founded by CEO Eric Chen nearly 30 years ago, the privately-held company is recognized as a top 20 purveyor in the global cosmetic industry. With over 3,000 employees, Markwins brands cater to and reach consumers of all ages, ethnicities and skin tones. The Markwins brand portfolio includes wet n wild®, The Color Workshop®, Black Radiance®, The Color Institute® and POP® amongst many others. As of September 2012, Markwins brands can be found in over 42,000 retail outlets including Department, Specialty, Mass, Drug and Food stores, and are available in more than 60 countries, spanning 6 continents.

Additional Information and Where to Find It

Physicians Formula filed with the SEC a preliminary proxy statement in connection with its previous proposed merger with affiliates of Swander Pace Capital—Physicians Formula Superior Holdings, LLC and Physicians Formula Merger Sub, Inc. Physicians Formula intends to file an amendment to the preliminary proxy statement and to furnish or file other materials with the SEC in connection with its agreement to merge with Markwins. The definitive proxy statement will be sent or given to our stockholders and will contain important information about the proposed merger and related matters.  Before making any voting decision, stockholders are urged to read the definitive proxy statement and those other materials carefully and in their entirety because they will contain important information about Physicians Formula and the proposed merger.  The proxy statement and other relevant materials (when they become available), and any other documents Physicians Formula files with the SEC, may be obtained free of charge at the SEC’s website at http://www.sec.gov.  In addition, security holders will be able to obtain free copies of the proxy statement from Physicians Formula by directing a request by mail to Physicians Formula Holdings, Inc., 1055 W. 8th Street, Azusa, CA 91702, or from the Investor Relations section of Physicians Formula’s website at http://investor.physiciansformula.com/.  The contents of the websites referenced above are not deemed to be incorporated by reference into the proxy statement.

Participants in the Solicitation

Physicians Formula and its directors and executive officers may be deemed to be participants in the solicitation of proxies from stockholders of Physicians Formula in connection with the proposed merger. Information about Physicians Formula’s directors and executive officers is set forth in the preliminary proxy statement filed with the SEC on September 11, 2012. This document is available free of charge at the SEC’s website at www.sec.gov, and from Physicians Formula by directing a request by mail to Physicians Formula Holdings, Inc., 1055 W. 8th Street, Azusa, CA 91702, or from the Investor Relations section of Physicians Formula’s website at http://investor.physiciansformula.com/. Additional information regarding the interests of participants in the solicitation of proxies in connection with the merger may be included in the definitive proxy statement that Physicians Formula intends to file with the SEC.

Safe Harbor Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements relating to the completion of the merger.  In some cases, forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “believes,” “plans,” “predicts,” and similar terms.  These statements are based on current expectations and assumptions that are subject to risks and uncertainties. Actual results could differ materially from those anticipated as a result of various factors, including: (1) the Company may be unable to obtain stockholder approval as required for the merger; (2) conditions to the closing of the merger may not be satisfied; (3) the merger may involve unexpected costs, liabilities or delays; (4) the business of the Company may suffer as a result of uncertainty surrounding the merger; (5) the outcome of any legal proceedings related to the merger; (6) the Company may be adversely affected by other economic, business, and/or competitive factors; (7) the occurrence of any event, change or other circumstances that could give rise to the termination of the merger agreement; (8) risks that the merger disrupts current plans and operations and the potential difficulties in employee retention as a result of the merger; and (9) other risks to consummation of the merger, including the risk that the merger will not be consummated within the expected time period or at all.  If the merger is consummated, stockholders will cease to have any equity interest in the Company and will have no right to participate in its earnings and future growth.  Additional factors that may affect the future results of the Company are set forth in its filings with the SEC, including its Annual Report on Form 10-K for the year ended December 31, 2011, as amended on Form 10-K/A filed with the SEC on April 25, 2012, available at www.physiciansformula.com and the SEC’s website at www.sec.gov.  You are urged to consider these factors carefully in evaluating the forward-looking statements in this release and are cautioned not to place undue reliance on such forward-looking statements, which are qualified in their entirety by this cautionary statement.  Unless otherwise required by law, the Company expressly disclaims any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Media Contacts:

For Physicians Formula Holdings, Inc.:

Anne Rakunas
ICR, Inc.
(310) 954-1113
Anne.Rakunas@icrinc.com

For Markwins International Corporation:

For investors: Bill George at bgeorge@markwins.com
For media: Shaila Arora at shaila@arorapr.com
For all other inquiries: Alice Chen at alicechen@markwins.com